UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 Par Value per Share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 11, 2020, the Company issued a press release providing an update regarding the impact of the novel coronavirus (COVID-19) pandemic and related global economic conditions on the Company’s business. The Company announced certain actions that management and the Company’s Board of Directors (the “Board”) are implementing to enhance the Company’s liquidity given the business disruptions and current global economic conditions resulting from the COVID-19 pandemic, including the vast mandated self-quarantines and closures of non-essential business throughout the United States and around the world.

The Board has decided to suspend the Company’s first quarter cash dividend payment to preserve cash and provide additional flexibility in the current environment. Furthermore, the Board has suspended future quarterly dividends until the significant uncertainty of the current public health crisis and global economic climate has passed and the Board determines that resumption of dividend payments is in the best interest of the Company and its stockholders.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Item	Exhibit

99.1	COVID-19 response and business update press release dated May 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: May 11, 2020	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	COVID-19 response and business update press release dated May 11, 2020.

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